SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED MAY 24, 2002
(To Prospectus dated January 16, 2002)


                                  CWMBS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                                    Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer

                         Alternative Loan Trust 2002-6
                                    Issuer

              Mortgage Pass-Through Certificates, Series 2002-10

                             --------------------

--------------------------
The Class A-6
Certificates represent
obligations of the trust        The Class A-6 Certificates
only and do not
represent an interest in        o   This supplement relates to the offering of the Class A-6 Certificates of the
or obligation of                    series referenced above. This supplement does not contain complete
CWMBS, Inc.,                        information about the offering of the Class A-6 Certificates. Additional
Countrywide Home                    information is contained in the prospectus supplement dated May 24, 2002,
Loans, Inc.,                        prepared in connection with the offering of the offered certificates of
Countrywide Home                    the series referenced above and in the prospectus of the depositor dated
Loans Servicing LP or               January 16, 2002. You are urged to read this supplement, the prospectus
any of their affiliates.            supplement and the prospectus in full.

This supplement may be          o   As of December 26, 2003, the class certificate balance of the Class A-6
used to offer and sell the          Certificates was approximately $2,863,604.
offered certificates only
if accompanied by the
prospectus supplement
and the prospectus.
---------------------------


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class A-6 certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

January 14, 2004

                               THE MORTGAGE POOL

     As of December 1, 2003 (the "Reference Date"), the Mortgage Pool included approximately 190 Mortgage Loans having an aggregate Stated Principal Balance of approximately $78,463,646.

     The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.

                                                                                As of December 1, 2003
                                                                              -------------------------

Total Number of Mortgage Loans..........................................                  190
Delinquent Mortgage Loans and Pending Foreclosures at Period
End (1)
       30-59 days.......................................................                1.05%
       60-89 days.......................................................                2.11%
       90 days or more (excluding pending foreclosures).................                2.11%
                                                                                        -----
       Total Delinquencies..............................................                5.27%
                                                                                        =====
Foreclosures Pending....................................................                5.79%
                                                                                        -----
Total Delinquencies and foreclosures pending............................               11.06%
                                                                                       ======

--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

     Four (4) Loans have been converted and are, as of the Reference Date, REO Properties.

     Certain additional information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

     Historically, a variety of factors, including the appreciation of real estate values, have limited Countrywide Home Loans' loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the control of Countrywide Home Loans, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

     A general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans. If the real estate market and economy were to decline, Countrywide Home Loans may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

     The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, serviced or master serviced by Countrywide Home Loans and securitized by the depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of the servicing portfolio which increased from approximately $15.844 billion at February 28, 1999, to approximately $17.759 billion at February 29, 2000, to approximately $21.251 billion at February 28, 2001, to approximately $25.658 billion at December 31, 2001, to approximately $33.455 billion at December 31, 2002, and to approximately $46.060 billion at September 30, 2003. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the following table will be indicative of the actual experience on the mortgage loans (totals may not add due to rounding):

                                                                                                                      At September
                                                      At February 28(29),                   At December 31,               30,
                                         ------------------------------------------- ----------------------------  ----------------
                                             1999           2000           2001          2001            2002             2003
                                         ------------  ------------  --------------- ------------- --------------  ----------------
Delinquent Mortgage Loans and
  Pending Foreclosures at
  Period End:
    30-59 days..........................     1.03%          1.36%          1.61%         1.89%           2.11%           1.87%
    60-89 days..........................     0.18           0.22           0.28          0.39            0.53            0.54
    90 days or more (excluding
       pending foreclosures)............     0.12           0.16           0.14          0.23            0.35            0.44
                                         ------------  ------------  --------------- ------------  --------------  ----------------
         Total of delinquencies              1.32%          1.75%          2.03%         2.51%           2.99%           2.85%
                                         ============  ============  =============== ============ ==============  ================
Foreclosures pending....................     0.14%          0.16%          0.27%         0.31%           0.31%           1.07%
                                         ============  ============  =============== ============ ==============  ================

Total delinquencies and
  foreclosures pending..................     1.46%          1.91%          2.30%         2.82%           3.31%           3.92%
                                         ============  ============  =============== ============ ==============  ================
Net Gains/(Losses) on liquidated
  loans(1).............................. $(2,882,524)  $(3,076,240)    $(2,988,604)  $(5,677,141)  $(10,788,657)     $(14,146,823)
Percentage of Net Gains/(Losses) on
  liquidated loans(1)(2)................    (0.018)%       (0.017)%       (0.014)%      (0.022)%        (0.032)%        (0.031)%
Percentage of Net Gains/(Losses) on
  liquidated loans (based on
  average outstanding principal
  balance)(1)...........................    (0.021)%       (0.017)%       (0.015)%      (0.023)%        (0.033)%        (0.032)%
----------

(1) "Net Gains/(Losses)" are actual gains or losses incurred on liquidated properties that are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).
(2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.

                   DESCRIPTION OF THE CLASS A-6 CERTIFICATES

     The Class A-6 Certificates will be entitled to receive interest and principal as described in the Prospectus Supplement under "Description of the Certificates - Priority of Distributions Among Certificates," " - Interest," and "- Principal".

     As of December 26, 2003 (the "Certificate Date"), the Class Certificate Balance of the Class A-6 Certificates was approximately $2,863,604, evidencing a beneficial ownership interest of approximately 3.65% in the Trust Fund. As of the Certificate Date, the senior certificates had an aggregate principal balance of approximately $64,793,803 and evidenced in the aggregate a beneficial ownership interest of approximately 82.58% in the Trust Fund. As of the Certificate Date, the subordinated certificates had an aggregate principal balance of approximately $13,669,842 and evidenced in the aggregate a beneficial ownership interest of approximately 17.42% in the Trust Fund. For additional information with respect to the Class A-6 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

     The December 2003 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Structuring Assumptions

     Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations - Decrement Tables" has been prepared on the basis of the assumed characteristics of the Mortgage Loans and other assumptions described in the Prospectus Supplement under "Description of the Certificates - Structuring Assumptions" (the "Structuring Assumptions") and the following additional assumptions (collectively with the Structuring Assumptions, the "Revised Structuring Assumptions"):

     o the mortgage loans prepay at the specified constant percentages of the Prepayment Assumption,

     o no defaults in the payment by mortgagors of principal of and interest on the mortgage loans are experienced,

     o prepayments are allocated as described in the prospectus supplement without giving effect to loss and delinquency tests,

     o there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in the calendar month of the closing date,

     o the scheduled monthly payment for each mortgage loan has been calculated such that each mortgage loan will amortize in amounts sufficient to repay the current balance of the mortgage loan by its respective remaining term to maturity,

     o the Net Mortgage Rate is equal to the Mortgage Rate minus the sum of the basic master servicing fee and the trustee fee and, where applicable, amounts in respect of lender paid primary mortgage insurance on a mortgage loan,

     o the Class Certificate Balance of the Class A-6 Certificates is as set forth on the cover page of this Supplement or as described under "Description of the Certificates,"

     o interest accrues on the Class A-6 Certificates at the applicable interest rate as described in the prospectus supplement,

     o distributions in respect of the Class A-6 Certificates are received in cash on the 25th day of each month commencing in the calendar month following the closing date,

     o the closing date of the sale of the Class A-6 Certificates is January 14, 2004,

     o the seller is not required to repurchase or substitute for any mortgage loan,

     o the Planned Balances of the Class A-6 Certificates are as set forth in the Principal Balance Schedules in the prospectus supplement;

     o the master servicer does not exercise the option to repurchase the mortgage loans described under "-- Optional Purchase of Defaulted Loans" and "-- Optional Termination" in the prospectus supplement, and

     o  no class of certificates becomes a Restricted Class.

     Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this prospectus supplement represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. The Prepayment Assumption does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of any prepayment of any pool of mortgage loans, including the mortgage loans. A 100% prepayment assumption (the "Prepayment Assumption") assumes a Constant Prepayment Rate ("CPR") of 8.0% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 1.090909091% (precisely (12/11)%) per annum in the second through eleventh months. Beginning in the twelfth month and in each month thereafter during the life of the mortgage loans, a 100% Prepayment Assumption assumes a CPR of 20.0% per annum each month. 0% of the Prepayment Assumption assumes no prepayments. There is no assurance that prepayments will occur at any of the Prepayment Assumption rate or at any other constant rate.

     While it is assumed that each of the mortgage loans prepays at the specified constant percentages of the Prepayment Assumption, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual mortgage loans which will be delivered to the trustee and characteristics of the mortgage loans used in preparing the tables.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

     The following table indicates the percentage of the Certificate Date Class Certificate Balance of the Class A-6 Certificates that would be outstanding after each of the dates shown at various constant percentages of Prepayment Model and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Structuring Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of the Prepayment Model or at any constant percentage.

                                    Percent of Class Certificate Balance Outstanding

                                                                            Percentage of the
                                                                          Prepayment Assumption
                                                                 --------------------------------------
                Distribution Date                                0%     50%     100%     150%      200%
                -----------------                                ---    ----    -----    -----     ----
                Initial...............................           100     100     100      100       100
                January 14, 2004......................           100     100     100      100       100
                December 25, 2004.....................            97      67      38        8         0
                December 25, 2005.....................            95      38       0        0         0
                December 25, 2006                                 91      12       0        0         0
                December 25, 2007                                 88       0       0        0         0
                December 25, 2008                                 85       0       0        0         0
                December 25, 2009                                 81       0       0        0         0
                December 25, 2010                                 77       0       0        0         0
                December 25, 2011                                 72       0       0        0         0
                December 25, 2012                                 67       0       0        0         0
                December 25, 2013                                 62       0       0        0         0
                December 25, 2014                                 56       0       0        0         0
                December 25, 2015                                 50       0       0        0         0
                December 25, 2016                                 44       0       0        0         0
                December 25, 2017                                 37       0       0        0         0
                December 25, 2018                                 29       0       0        0         0
                December 25, 2019                                 21       0       0        0         0
                December 25, 2020                                 12       0       0        0         0
                December 25, 2021                                  2       0       0        0         0
                December 25, 2022                                  0       0       0        0         0
                Weighted Average Life (in years)**              11.13    1.63    0.80     0.50      0.35
             --------------------------
             (*)  Less than 0.5% of the initial aggregate principal balance.
             (**) Determined as specified under "Weighted Average Lives of the Offered Certificates" in the
             Prospectus Supplement.

                              CREDIT ENHANCEMENT

     As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $6,332,390, $114,796 and $1,731,566, respectively.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     Prospective investors should consider carefully, and consult their tax advisers with respect to, the income tax consequences of an investment in the Class A-6 Certificates discussed under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and under the section titled "Certain U.S. Federal Income Tax Documentation Requirements" herein.

     Certain U.S. Federal Income Tax Documentation Requirements

     A Beneficial Owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the United States) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the Beneficial Owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     o Exemption for non-U.S. Persons (W-8BEN). In general, Beneficial Owners of notes that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Ownership for United States Tax Withholding). If the information shown on Form W-8BEN changes a new Form W-8BEN must be filed within 30 days of the change. More complex rules apply if notes are held through a non-U.S. intermediary (which includes an agent, nominee, custodian, or other person who holds a Note for the account of another) or non-U.S. flow-through entity (which includes a partnership, trust, and certain fiscally transparent entities).

     o Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding or Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     o Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). In general, Non-U.S. Persons that are Beneficial Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by Form W-8BEN (Certificate of Foreign Status of Beneficial Ownership for United States Tax Withholding). More complex rules apply where notes are held through a Non-U.S. Intermediary or Non-U.S. Flow Through Entity.

     o Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and
        Certification).

     o U.S. Federal Income Tax Reporting Procedure. The Beneficial Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency).

     Generally, a Form W-8BEN and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year unless a change in circumstances makes any information of the form incorrect. In addition, a Form W-8BEN furnished with a U.S. taxpayer identification number will remain in effect until a change of circumstances makes any information of the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to the beneficial owner who provided the form.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership or other entity treated as a corporation or partnership for federal income tax purposes created or organized in or under the laws of the United States, any State thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (v) certain eligible trusts that elect to be taxed as U.S. Persons. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                             ERISA CONSIDERATIONS

     Prospective purchasers of the Class A-6 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class A-6 Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan if the conditions for application of the Exemption described in the Prospectus Supplement are met.

     Although the Exemption was amended in 2002, the amendment did not make any changes that are material to the availability of exemptive relief for purchase of the Class A-6 Certificates.

                                    RATINGS

     The Class A-6 Certificates are currently rated "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies Inc. and by Fitch Ratings. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class A-6 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1

Summary of Mortgage Loans in Pool
(As of Reference Date)

Total Number of Loans                                              190
Aggregate Principal Balance                                    $78,463,646
Average Principal                                                $412,967                  $292,574 to $3,166,195
Weighted Average Mortgage Rate                                   7.762%                      6.625% to 9.925%
Net Weighted Average Mortgage Rate                               7.478%                      6.366% to 9.616%
Weighted Average Original Term (months)                           359                           240 to 360
Weighted Average Remaining Term (months)                          337                           152 to 345
Weighted Average Combined Loan-to-Value Ratio                    76.31%                      25.33% to 95.00%


                                                      MORTGAGE RATES

                                       Number of                           Aggregate                     Percent of
Mortgage Rates(%)                    Mortgage Loans                    Principal Balance                Mortgage Pool
------------------------------------------------------------------------------------------------------------------------
6.625                                        2                               $677,943                        0.86        %
6.750                                        4                             $1,360,705                        1.73
6.875                                       11                             $4,047,659                        5.16
7.000                                        7                             $3,549,837                        4.52
7.125                                        9                             $3,554,242                        4.53
7.250                                       26                            $10,278,593                       13.10
7.375                                       19                             $8,146,807                       10.38
7.500                                       21                             $7,406,827                        9.44
7.625                                       10                             $4,405,037                        5.61
7.750                                       14                             $5,914,532                        7.54
7.875                                       14                             $5,847,256                        7.45
8.000                                       11                             $4,559,052                        5.81
8.125                                        4                             $1,967,367                        2.51
8.250                                        4                             $1,634,151                        2.08
8.375                                        3                             $1,036,840                        1.32
8.500                                        6                             $2,398,889                        3.06
8.625                                        3                             $1,017,778                        1.30
8.750                                        2                               $800,540                        1.02
8.875                                        3                             $1,055,134                        1.34
8.950                                        1                               $351,779                        0.45
9.000                                        4                             $1,416,574                        1.81
9.125                                        1                               $320,241                        0.41
9.250                                        5                             $4,613,007                        5.88
9.375                                        2                               $770,791                        0.98
9.500                                        1                               $355,972                        0.45
9.625                                        2                               $656,238                        0.84
9.925                                        1                               $319,856                        0.41
------------------------------------------------------------------------------------------------------------------------

Total                                      190                            $78,463,646                      100.00        %
=========================================================================================================================

                                                      CURRENT MORTGAGE LOAN PRINCIPAL BALANCES

Range of Current                       Number of                           Aggregate                     Percent of
Principal Balances                   Mortgage Loans                    Principal Balance                Mortgage Pool
------------------------------------------------------------------------------------------------------------------------
$250,000.01 - $300,000.00                    4                             $1,187,975                        1.51        %
$300,000.01 - $350,000.00                   65                            $21,364,312                       27.23
$350,000.01 - $400,000.00                   63                            $23,679,810                       30.18
$400,000.01 - $450,000.00                   19                             $7,993,099                       10.19
$450,000.01 - $500,000.00                   13                             $6,190,012                        7.89
$500,000.01 - $550,000.00                    8                             $4,158,300                        5.30
$550,000.01 - $600,000.00                    8                             $4,595,559                        5.86
$600,000.01 - $650,000.00                    7                             $4,456,978                        5.68
$650,000.01 - $700,000.00                    1                               $687,825                        0.88
$750,000.01 - $1,000,000.00                  1                               $983,581                        1.25
$2,000,000.01 and above                      1                             $3,166,195                        4.04
------------------------------------------------------------------------------------------------------------------------

Total                                      190                            $78,463,646                      100.00        %
=========================================================================================================================


                                                DOCUMENTATION PROGRAM FOR MORTGAGE LOANS

                                       Number of                           Aggregate                      Percent of
Type of Program                      Mortgage Loans                    Principal Balance                Mortgage Pool
------------------------------------------------------------------------------------------------------------------------
Reduced                                    135                            $57,701,363                       73.54       %
No Income/No Asset                          37                            $13,946,997                       17.78
Full/Alternative                            18                             $6,815,286                        8.69
------------------------------------------------------------------------------------------------------------------------

Total                                      190                            $78,463,646                      100.00       %
=========================================================================================================================

                                                ORIGINAL LOAN-TO-VALUE RATIOS

Range of                               Number of                           Aggregate                      Percent of
Original Loan-to-Value Ratios(%)     Mortgage Loans                    Principal Balance                Mortgage Pool
------------------------------------------------------------------------------------------------------------------------
50.00 and below                              9                             $4,000,959                        5.10       %
50.01 - 55.00                                6                             $3,063,850                        3.90
55.01 - 60.00                                7                             $5,334,365                        6.80
60.01 - 65.00                                3                             $1,328,490                        1.69
65.01 - 70.00                               15                             $6,160,087                        7.85
70.01 - 75.00                               24                            $10,206,995                       13.01
75.01 - 79.99                               23                             $9,449,228                       12.04
80.00 - 80.00                               45                            $18,239,177                       23.25
80.01 - 85.00                                6                             $2,527,737                        3.22
85.01 - 90.00                               29                            $10,232,751                       13.04
90.01 - 95.00                               23                             $7,920,007                       10.09
------------------------------------------------------------------------------------------------------------------------

Total                                      190                            $78,463,646                      100.00       %
=========================================================================================================================

                                                STATE DISTRIBUTION OF MORTGAGED PROPERTIES

                                       Number of                           Aggregate                      Percent of
State                                Mortgage Loans                    Principal Balance                Mortgage Pool
------------------------------------------------------------------------------------------------------------------------
Arizona                                      6                             $2,424,332                       3.09       %
California                                  55                            $23,077,166                      29.41
Colorado                                     8                             $3,271,150                       4.17
Florida                                     15                             $6,779,803                       8.64
Georgia                                      9                             $3,621,989                       4.62
Nevada                                       4                             $1,773,164                       2.26
New Jersey                                  10                             $6,766,947                       8.62
New York                                    12                             $4,169,896                       5.31
North Carolina                               6                             $2,225,647                       2.84
Pennsylvania                                 5                             $2,110,577                       2.69
Texas                                       16                             $6,036,892                       7.69
Utah                                         5                             $1,900,614                       2.42
Virginia                                     5                             $1,720,171                       2.19
Washington                                   5                             $1,805,610                       2.30
Other (less than 2%)                        29                            $10,779,684                      13.74
------------------------------------------------------------------------------------------------------------------------

Total                                      190                            $78,463,646                     100.00       %
========================================================================================================================



                                                          PURPOSE OF MORTGAGE LOANS

                                       Number of                           Aggregate                      Percent of
Loan Purpose                         Mortgage Loans                    Principal Balance                Mortgage Pool
------------------------------------------------------------------------------------------------------------------------
Purpose                                    119                            $47,105,612                      60.03        %
Refinance (rate/term)                       48                            $19,284,580                      24.58
Refinance (cash-out)                        23                            $12,073,453                      15.39
------------------------------------------------------------------------------------------------------------------------

Total                                      190                            $78,463,646                     100.00        %
========================================================================================================================


                                                          TYPES OF MORTGAGED PROPERTIES

                                       Number of                           Aggregate                      Percent of
Property Type                        Mortgage Loans                    Principal Balance                Mortgage Pool
------------------------------------------------------------------------------------------------------------------------
Single Family                              143                            $59,537,575                      75.88        %
Planned Unit Development                    42                            $16,994,788                      21.66
Hi-Rise Condominium                          3                             $1,064,659                       1.36
Low-Rise Condominium                         2                               $866,623                       1.10
------------------------------------------------------------------------------------------------------------------------

Total                                      190                            $78,463,646                     100.00        %
=========================================================================================================================


                                                          OCCUPANCY TYPES

                                       Number of                           Aggregate                      Percent of
Occupancy Type                        Mortgage Loans                   Principal Balance                Mortgage Pool
------------------------------------------------------------------------------------------------------------------------
Primary Residence                          185                            $76,409,188                      97.38        %
Secondary Residence                          3                             $1,321,115                       1.68
Investor Property                            2                               $733,342                       0.93
------------------------------------------------------------------------------------------------------------------------

Total                                      190                            $78,463,646                     100.00        %
==========================================================================================================================





                                                        REMAINING TERMS TO MATURITY

Remaining Terms to                            Number of                  Aggregate                Percent of
Maturity (Months)                           Mortgage Loans           Principal Balance           Mortgage Pool
--------------------------------------------------------------------------------------------------------------------
342                                              25                     $10,024,037                  12.78          %
341                                              79                     $35,572,208                  45.34
340                                              27                      $9,777,902                  12.46
339                                              16                      $6,424,699                   8.19
338                                              12                      $4,697,990                   5.99
337                                               8                      $3,599,107                   4.59
336                                               2                        $803,519                   1.02
335                                               2                        $758,713                   0.97
334                                               3                      $1,040,595                   1.33
333                                               2                        $731,924                   0.93
332                                               1                        $468,221                   0.60
330                                               2                        $672,519                   0.86
329                                               1                        $325,341                   0.41
328                                               2                        $874,689                   1.11
325                                               1                        $341,575                   0.44
315                                               1                        $320,580                   0.41
305                                               1                        $306,339                   0.39
289                                               1                        $292,574                   0.37
277                                               1                        $306,283                   0.39
238                                               1                        $318,156                   0.41
222                                               1                        $458,438                   0.58
152                                               1                        $348,234                   0.44
---------------------------------------------------------------------------------------------------------------------

Total                                           190                     $78,463,646                 100.00          %
=====================================================================================================================


                                   EXHIBIT 2


  THE                                                                                                  Distribution Date:  12/26/03
BANK OF
  NEW
  YORK
101 Barclay St, 8W
New York, NY 10286
                                                        Countrywide Home Loans
Officer:    Courtney Bartholomew                 Mortgage Pass-Through Certificates
            212-815-3236                              Alternative Loan Trust 2002-6
Associate:  Sean O'Connell                                 Series 2002-10
            212-815-6312


                                           Certificateholder Monthly Distribution Summary

-----------------------------------------------------------------------------------------------------------------------------------
                                                  Certificate                              Pass
                                 Class               Rate              Beginning          Through                Principal
Class            Cusip        Description            Type               Balance           Rate (%)              Distribution
-----------------------------------------------------------------------------------------------------------------------------------
A1             12669CZN3        Senior            Var-30/360          14,152,614.52       1.718750              1,312,851.04
A2             12669CZP8        Strip IO          Var-30/360          14,152,614.52       7.281250                      0.00
A3             12669CZQ6        Senior            Fix-30/360                   0.00       5.000000                      0.00
A4             12669CZR4        Senior            Fix-30/360                   0.00       5.250000                      0.00
A5             12669CZS2        Senior            Fix-30/360          10,764,087.18       6.500000              2,186,168.42
A6             12669CZT0        Senior            Var-30/360           3,593,421.65       1.668750                729,818.03
A7             12669CZU7        Strip IO          Var-30/360           3,593,421.65       6.831250                      0.00
A8             12669CZV5        Senior            Fix-30/360          11,498,949.26       5.875000              2,335,417.70
A9             12669CZW3        Senior            Fix-30/360          30,754,000.00       6.500000                      0.00
PO             12669CZX1        Strip PO          Fix-30/360             602,913.61       0.000000                  7,928.03
AR             12669CZY9        Senior            Fix-30/360                   0.00       7.000000                      0.00
-----------------------------------------------------------------------------------------------------------------------------------
M              12669CZZ6        Junior            Fix-30/360           5,913,983.89       7.000000                 71,275.07
B1             12669CA26        Junior            Fix-30/360           2,956,794.84       7.000000                 35,635.16
B2             12669CA34        Junior            Fix-30/360           2,217,645.41       7.000000                 26,726.96
B3             12669CA42        Junior            Fix-30/360           1,034,809.21       7.000000                 12,471.47
B4             12669CA59        Junior            Fix-30/360             886,979.32       7.000000                 10,689.84
B5             12669CA67        Junior            Fix-30/360             854,663.18       7.000000                 10,300.29
-----------------------------------------------------------------------------------------------------------------------------------
Totals                                                                85,230,862.07                             6,739,282.01
===================================================================================================================================



                                                                Current                                   Cumulative
                    Interest                  Total            Realized                   Ending           Realized
Class             Distribution            Distribution          Losses                    Balance           Losses
---------------------------------------------------------------------------------------------------------------------
A1                  20,270.67             1,333,121.71            0.00                 12,839,763.49            0.00
A2                  85,873.94                85,873.94            0.00                 12,839,763.49            0.00
A3                       0.00                     0.00            0.00                          0.00            0.00
A4                       0.00                     0.00            0.00                          0.00            0.00
A5                  58,305.47             2,244,473.89            0.00                  8,577,918.77            0.00
A6                   4,997.10               734,815.13            0.00                  2,863,603.62            0.00
A7                  20,456.30                20,456.30            0.00                  2,863,603.62            0.00
A8                  56,296.94             2,391,714.63            0.00                  9,163,531.57            0.00
A9                 166,584.17               166,584.17            0.00                 30,754,000.00            0.00
PO                       0.00                 7,928.03            0.00                    594,985.58            0.00
AR                       0.00                     0.00            0.00                          0.00            0.00
-----------------------------------------------------------------------------------------------------------------------
M                   34,498.24               105,773.31            0.00                  5,842,708.82            0.00
B1                  17,247.97                52,883.13            0.00                  2,921,159.68            0.00
B2                  12,936.26                39,663.23            0.00                  2,190,918.44            0.00
B3                   6,036.39                18,507.86            0.00                  1,022,337.73            0.00
B4                   5,174.05                15,863.88            0.00                    876,289.48            0.00
B5                   4,985.54                15,285.83       27,934.56                    816,428.33      215,613.90
-----------------------------------------------------------------------------------------------------------------------
Totals             493,663.04             7,232,945.04       27,934.56                 78,463,645.51      215,613.90
=======================================================================================================================













  THE                                                                                                  Distribution Date:  12/26/03
BANK OF
  NEW
  YORK
101 Barclay St, 8W
New York, NY 10286
                                                        Countrywide Home Loans
Officer:    Courtney Bartholomew                 Mortgage Pass-Through Certificates
            212-815-3236                              Alternative Loan Trust 2002-6
Associate:  Sean O'Connell                                 Series 2002-10
            212-815-6312


                                                    Principal Distribution Detail

-----------------------------------------------------------------------------------------------------------------------------------
                                  Original        Beginning        Scheduled                        Unscheduled          Net
                                 Certificate      Certificate      Principal        Accretion        Principal        Principal
 Class          Cusip              Balance          Balance       Distribution      Principal       Adjustments     Distribution
-----------------------------------------------------------------------------------------------------------------------------------
A1            12669CZN3         56,545,000.00   14,152,614.52    1,312,851.04             0.00             0.00     1,312,851.04
A2            12669CZP8         56,545,000.00   14,152,614.52            0.00             0.00             0.00             0.00
A3            12669CZQ6         40,024,000.00            0.00            0.00             0.00             0.00             0.00
A4            12669CZR4         20,000,000.00            0.00            0.00             0.00             0.00             0.00
A5            12669CZS2         27,259,000.00   10,764,087.18    2,186,168.42             0.00             0.00     2,186,168.42
A6            12669CZT0         58,143,000.00    3,593,421.65      729,818.03             0.00             0.00       729,818.03
A7            12669CZU7         58,143,000.00    3,593,421.65            0.00             0.00             0.00             0.00
A8            12669CZV5         50,000,000.00   11,498,949.26    2,335,417.70             0.00             0.00     2,335,417.70
A9            12669CZW3         30,754,000.00   30,754,000.00            0.00             0.00             0.00             0.00
PO            12669CZX1          3,051,159.65      602,913.61        7,928.03             0.00             0.00         7,928.03
AR            12669CZY9                100.00            0.00            0.00             0.00             0.00             0.00
---------------------------------------------------------------------------------------------------------------------------------
 M            12669CZZ6          6,000,800.00    5,913,983.89       71,275.07             0.00             0.00        71,275.07
B1            12669CA26          3,000,200.00    2,956,794.84       35,635.16             0.00             0.00        35,635.16
B2            12669CA34          2,250,200.00    2,217,645.41       26,726.96             0.00             0.00        26,726.96
B3            12669CA42          1,050,000.00    1,034,809.21       12,471.47             0.00             0.00        12,471.47
B4            12669CA59            900,000.00      886,979.32       10,689.84             0.00             0.00        10,689.84
B5            12669CA67          1,050,402.80      854,663.18       10,300.29             0.00             0.00        10,300.29
---------------------------------------------------------------------------------------------------------------------------------

Totals                         300,027,862.45   85,230,862.07    6,739,282.01             0.00             0.00     6,739,282.01






                   Current          Ending             Ending
                  Realized       Certificate        Certificate
 Class              Losses          Balance            Factor
--------------------------------------------------------------------
A1                    0.00    12,839,763.49        0.22707159764
A2                    0.00    12,839,763.49        0.22707159764
A3                    0.00             0.00        0.00000000000
A4                    0.00             0.00        0.00000000000
A5                    0.00     8,577,918.77        0.31468207820
A6                    0.00     2,863,603.62        0.04925104682
A7                    0.00     2,863,603.62        0.04925104682
A8                    0.00     9,163,531.57        0.18327063138
A9                    0.00    30,754,000.00        1.00000000000
PO                    0.00       594,985.58        0.19500309714
AR                    0.00             0.00        0.00000000000
--------------------------------------------------------------------
 M                    0.00     5,842,708.82        0.97365498253
B1                    0.00     2,921,159.68        0.97365498253
B2                    0.00     2,190,918.44        0.97365498253
B3                    0.00     1,022,337.73        0.97365498253
B4                    0.00       876,289.48        0.97365498253
B5               27,934.56       816,428.33        0.77725262175
--------------------------------------------------------------------
Totals           27,934.56    78,463,645.51


                                                               Page 2





  THE                                                                                               Distribution Date:  12/26/03
BANK OF
  NEW
 YORK
101 Barclay St, 8W
New York, NY 10286
                                                                  Countrywide Home Loans
Officer:   Courtney Bartholomew                               Mortgage Pass-Through Certificates
           212-815-3236                                       Alternative Loan Trust 2002-6
Associate: Sean O'Connell                                            Series 2002-10
           212-815-6312


                                                               Interest Distribution Detail
----------------------------------------------------------------------------------------------------------------------------------
            Beginning       Pass          Accrued   Cumulative                  Total         Net        Unscheduled
          Certificate      Through        Optimal     Unpaid     Deferred      Interest    Prepayment      Interest    Interest
Class        Balance       Rate (%)      Interest    Interest    Interest        Due     Int Shortfall    Adjustment     Paid
----------------------------------------------------------------------------------------------------------------------------------
A1       14,152,614.52     1.718750     20,270.67      0.00       0.00        20,270.67       0.00           0.00       20,270.67
A2       14,152,614.52     7.281250     85,873.94      0.00       0.00        85,873.94       0.00           0.00       85,873.94
A3                0.00     5.000000          0.00      0.00       0.00             0.00       0.00           0.00            0.00
A4                0.00     5.250000          0.00      0.00       0.00             0.00       0.00           0.00            0.00
A5       10,764,087.18     6.500000     58,305.47      0.00       0.00        58,305.47       0.00           0.00       58,305.47
A6        3,593,421.65     1.668750      4,997.10      0.00       0.00         4,997.10       0.00           0.00        4,997.10
A7        3,593,421.65     6.831250     20,456.30      0.00       0.00        20,456.30       0.00           0.00       20,456.30
A8       11,498,949.26     5.875000     56,296.94      0.00       0.00        56,296.94       0.00           0.00       56,296.94
A9       30,754,000.00     6.500000    166,584.17      0.00       0.00       166,584.17       0.00           0.00      166,584.17
PO          602,913.61     0.000000          0.00      0.00       0.00             0.00       0.00           0.00            0.00
AR                0.00     7.000000          0.00      0.00       0.00             0.00       0.00           0.00            0.00
----------------------------------------------------------------------------------------------------------------------------------
 M        5,913,983.89     7.000000     34,498.24      0.00       0.00        34,498.24       0.00           0.00       34,498.24
B1        2,956,794.84     7.000000     17,247.97      0.00       0.00        17,247.97       0.00           0.00       17,247.97
B2        2,217,645.41     7.000000     12,936.26      0.00       0.00        12,936.26       0.00           0.00       12,936.26
B3        1,034,809.21     7.000000      6,036.39      0.00       0.00         6,036.39       0.00           0.00        6,036.39
B4          886,979.32     7.000000      5,174.05      0.00       0.00         5,174.05       0.00           0.00        5,174.05
B5          854,663.18     7.000000      4,985.54      0.00       0.00         4,985.54       0.00           0.00        4,985.54
----------------------------------------------------------------------------------------------------------------------------------
Totals   85,230,862.07                 493,663.04      0.00       0.00       493,663.04       0.00           0.00      493,663.04
----------------------------------------------------------------------------------------------------------------------------------



  THE                                                                                               Distribution Date:  12/26/03
BANK OF
  NEW
 YORK
101 Barclay St, 8W
New York, NY 10286
                                                             Countrywide Home Loans
Officer:   Courtney Bartholomew                          Mortgage Pass-Through Certificates
           212-815-3236                                   Alternative Loan Trust 2002-6
Associate: Sean O'Connell                                        Series 2002-10
           212-815-6312


                                                    Current Payment Information Factors per $1,00
--------------------------------------------------------------------------------------------------------------------------------
                             Original       Beginning Cert.      Principal         Interest        Ending Cert.       Pass
                           Certificate         Notional        Distribution      Distribution       Notional         Through
 Class      Cusip            Balance            Balance                                              Balance          Rate (%)
--------------------------------------------------------------------------------------------------------------------------------
A1        12669CZN3        56,545,000.00     250.289407087     23.217809447       0.358487432     227.071597640      1.718750
A2        12669CZP8        56,545,000.00     250.289407087      0.000000000       1.518683121     227.071597640      7.281250
A3        12669CZQ6        40,024,000.00       0.000000000      0.000000000       0.000000000       0.000000000      5.000000
A4        12669CZR4        20,000,000.00       0.000000000      0.000000000       0.000000000       0.000000000      5.250000
A5        12669CZS2        27,259,000.00     394.881954029     80.199875825       2.138943918     314.682078205      6.500000
A6        12669CZT0        58,143,000.00      61.803168830     12.552122008       0.085945032      49.251046822      1.668750
A7        12669CZU7        58,143,000.00      61.803168830      0.000000000       0.351827414      49.251046822      6.831250
A8        12669CZV5        50,000,000.00     229.978985296     46.708353914       1.125938782     183.270631381      5.875000
A9        12669CZW3        30,754,000.00   1,000.000000000      0.000000000       5.416666667   1,000.000000000      6.500000
PO        12669CZX1         3,051,159.65     197.601461943      2.598364808       0.000000000     195.003097135      0.000000
AR        12669CZY9               100.00       0.000000000      0.000000000       0.000000000       0.000000000      7.000000
--------------------------------------------------------------------------------------------------------------------------------
 M        12669CZZ6         6,000,800.00     985.532577409     11.877594878       5.748940035     973.654982531      7.000000
B1        12669CA26         3,000,200.00     985.532577409     11.877594878       5.748940035     973.654982531      7.000000
B2        12669CA34         2,250,200.00     985.532577409     11.877594878       5.748940035     973.654982531      7.000000
B3        12669CA42         1,050,000.00     985.532577409     11.877594878       5.748940035     973.654982531      7.000000
B4        12669CA59           900,000.00     985.532577409     11.877594878       5.748940035     973.654982531      7.000000
B5        12669CA67         1,050,402.80     813.652803422      9.806042817       4.746308020     777.252621754      7.000000
--------------------------------------------------------------------------------------------------------------------------------
Totals                    300,027,862.45     284.076490010     22.462187195       1.645390651     261.521196296
--------------------------------------------------------------------------------------------------------------------------------





  THE
BANK OF
  NEW
 YORK
101 Barclay St, 8W
New York, NY 10286
                                                                  Countrywide Home Loans
Officer:   Courtney Bartholomew                               Mortgage Pass-Through Certificates
           212-815-3236                                        Alternative Loan Trust 2002-6
Associate: Sean O'Connell                                             Series 2002-10
           212-815-6312



Pool Level Data

Distribution Date                                                                                                         12/26/03
Cut-off Date                                                                                                               5/ 1/02
Determination Date                                                                                                        12/ 1/03
Accrual Period 30/360                                               Begin                                                 11/ 1/03
                                                                    End                                                   12/ 1/03
Number of Days in 30/360 Accrual Period                                                                                         30


----------------------------------------------------------------------------------
                            Collateral Information
----------------------------------------------------------------------------------

Group 1
-------

Cut-Off Date Balance                                                                                                300,027,862.45

Beginning Aggregate Pool Stated Principal Balance                                                                    85,230,862.07
Ending Aggregate Pool Stated Principal Balance                                                                       78,463,645.51

Beginning Aggregate Certificate Stated Principal Balance                                                             85,230,862.07
Ending Aggregate Certificate Stated Principal Balance                                                                78,463,645.51

Beginning Aggregate Loan Count                                                                                                 206
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                                 16
Ending Aggregate Loan Count                                                                                                    190

Beginning Weighted Average Loan Rate (WAC)                                                                               7.775436%
Ending Weighted Average Loan Rate (WAC)                                                                                  7.762230%

Beginning Net Weighted Average Loan Rate                                                                                 6.950483%
Ending Net Weighted Average Loan Rate                                                                                    6.946919%

Weighted Average Maturity (WAM) (Months)                                                                                       340

Servicer Advances                                                                                                       107,349.25

Aggregate Pool Prepayment                                                                                             5,576,143.20
Pool Prepayment Rate                                                                                                   62.5824 CPR


----------------------------------------------------------------------------------
                            Certificate Information
----------------------------------------------------------------------------------

Group 1
-------

Senior Percentage                                                                                                   83.6166702659%
Senior Prepayment Percentage                                                                                       100.0000000000%


                                                               Page 1






  THE
BANK OF
  NEW
 YORK
101 Barclay St, 8W
New York, NY 10286
                                                                  Countrywide Home Loans
Officer:   Courtney Bartholomew                               Mortgage Pass-Through Certificates
           212-815-3236                                          Alternative Loan Trust 2002-6
Associate: Sean O'Connell                                               Series 2002-10
           212-815-6312




----------------------------------------------------------------------------------
                            Certificate Information
----------------------------------------------------------------------------------

Group 1
-------

Subordinate Percentage                                                                                              16.3833297341%
Subordinate Prepayment Percentage                                                                                    0.0000000000%


Certificate Account

Beginning Balance                                                                                                             0.00

Deposit
Payments of Interest and Principal                                                                                    6,193,211.69
Liquidation Proceeds                                                                                                  1,094,200.26
All Other Proceeds                                                                                                            0.00
Other Amounts                                                                                                                 0.00
                                                                                                                     -------------
Total Deposits                                                                                                        7,287,411.95


Withdrawals
Reimbursement of Servicer Advances                                                                                            0.00
Payment of Master Servicer Fees                                                                                          14,269.67
Payment of Sub Servicer Fees                                                                                             40,197.25
Payment of Other Fees                                                                                                         0.00
Payment of Insurance Premium(s)                                                                                               0.00
Payment of Personal Mortgage Insurance                                                                                   40,197.25
Other Permitted Withdrawal per the Pooling and Service Agreement                                                              0.00
Payment of Principal and Interest                                                                                     7,232,945.03
                                                                                                                     -------------
Total Withdrawals                                                                                                     7,327,609.20

Ending Balance                                                                                                               -0.00


Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                                 3,486.76
Compensation for Gross PPIS from Servicing Fees                                                                           3,486.76
Other Gross PPIS Compensation                                                                                                 0.00
                                                                                                                     -------------
Total Net PPIS (Non-Supported PPIS)                                                                                           0.00


Master Servicing Fees Paid                                                                                               14,269.67
Sub Servicing Fees Paid                                                                                                  40,197.25
Insurance Premium(s) Paid                                                                                                     0.00





                                                               Page 2



  THE
BANK OF
  NEW
 YORK
101 Barclay St, 8W
New York, NY 10286
                                                                  Countrywide Home Loans
Officer:   Courtney Bartholomew                               Mortgage Pass-Through Certificates
           212-815-3236                                         Alternative Loan Trust 2002-6
Associate: Sean O'Connell                                               Series 2002-10
           212-815-6312



Personal Mortgage Insurance Fees Paid                                                                                    40,197.25
Other Fees Paid                                                                                                               0.00
                                                                                                                      ------------
Total Fees                                                                                                               94,664.16


----------------------------------------------------------------------
                            Delinquency Information
----------------------------------------------------------------------

Group 1
-------


Delinquency                                     30-59 Days           60-89 Days        90+ Days                             Totals
-----------                                     ----------           ----------        --------                             ------

Scheduled Principal Balance                     792,090.45         1,490,524.77    2,001,088.71                       4,283,703.93
Percentage of Total Pool Balance                 1.009500%            1.899637%       2.550339%                          5.459476%
Number of Loans                                          2                    4               4                                 10
Percentage of Total Loans                        1.052632%            2.105263%       2.105263%                          5.263158%

Foreclosure
-----------
Scheduled Principal Balance                                                                                           8,720,536.08
Percentage of Total Pool Balance                                                                                        11.114110%
Number of Loans                                                                                                                 15
Percentage of Total Loans                                                                                                7.894737%

Bankruptcy
----------
Scheduled Principal Balance                                                                                             695,945.57
Percentage of Total Pool Balance                                                                                         0.886966%
Number of Loans                                                                                                                  2
Percentage of Total Loans                                                                                                1.052632%

REO
Scheduled Principal Balance                                                                                                   0.00
Percentage of Total Pool Balance                                                                                         0.000000%
Number of Loans                                                                                                                  0
Percentage of Total Loans                                                                                                0.000000%

Book Value of all REO Loans                                                                                                   0.00
Percentage of Total Pool Balance                                                                                         0.000000%

Current Realized Losses                                                                                                  27,934.49
Additional Gains (Recoveries)/Losses                                                                                          0.00
Total Realized Losses                                                                                                   208,661.42



                                                               Page 3




  THE
BANK OF
  NEW
 YORK
101 Barclay St, 8W
New York, NY 10286
                                                                  Countrywide Home Loans
Officer:   Courtney Bartholomew                               Mortgage Pass-Through Certificates
           212-815-3236                                         Alternative Loan Trust 2002-6
Associate: Sean O'Connell                                                Series 2002-10
           212-815-6312

-------------------------------------------------------------------------------------------
                        Subordination/Credit Enhancement Information
-------------------------------------------------------------------------------------------


Protection                                                                            Original                           Current
----------                                                                            --------                           -------
Bankruptcy Loss                                                                     114,796.00                        114,796.00
Bankruptcy Percentage                                                                0.038262%                         0.146305%
Credit/Fraud Loss                                                                 6,400,000.00                      1,731,566.41
Credit/Fraud Loss Percentage                                                         2.133135%                         2.206839%
Special Hazard Loss                                                               6,400,000.00                      6,332,389.72
Special Hazard Loss Percentage                                                       2.133135%                         8.070476%

Credit Support                                                                        Original                           Current
--------------                                                                        --------                           -------

Class A                                                                         285,776,259.65                     64,793,803.02
Class A Percentage                                                                  95.249907%                        82.578120%

Class M                                                                           6,000,800.00                      5,842,708.82
Class M Percentage                                                                   2.000081%                         7.446390%

Class B1                                                                          3,000,200.00                      2,921,159.68
Class B1 Percentage                                                                  0.999974%                         3.722947%

Class B2                                                                          2,250,200.00                      2,190,918.44
Class B2 Percentage                                                                  0.749997%                         2.792272%

Class B3                                                                          1,050,000.00                      1,022,337.73
Class B3 Percentage                                                                  0.349967%                         1.302944%

Class B4                                                                            900,000.00                        876,289.48
Class B4 Percentage                                                                  0.299972%                         1.116810%

Class B5                                                                          1,050,402.80                        816,428.33
Class B5 Percentage                                                                  0.350102%                         1.040518%


                                                              Page 4